Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Health Care REIT, Inc.:

•	Registration Statement (Form S-8 No. 333-01239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-73916) dated November 21, 2001 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-126195) dated June 28, 2005 pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•	Registration Statement (Form S-8 No. 333-161131) dated August 6, 2009 pertaining to the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

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Registration Statement (Form S-3 No. 333-181185) dated May 4, 2012 pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of Health Care REIT, Inc.; and

•	Registration Statement (Form S-3 No. 333-188346) dated May 3, 2013 pertaining to the Health Care REIT, Inc. Fourth Amended and Restated Dividend Reinvestment and Stock Purchase Plan;

of our report dated March 15, 2013, with respect to the consolidated financial statements of CHTSun Partners IV, LLC, our report dated March 15, 2013, with respect to the consolidated financial statements of CC3 Acquisition, LLC, our report dated March 27, 2013, with respect to the consolidated financial statements of CLPSun Partners II, LLC, and our report dated March 27, 2013 with respect to the combined financial statements of CLPSun Partners III, LLC and CLPSun III Tenant, LP, included in this Form 8-K/A of Health Care REIT, Inc.

/s/ ERNST & YOUNG LLP

McLean, Virginia

September 12, 2013